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                                                                    Exhibit 4.1a
                                                                   Tiffany & Co.
                                                             Report on Form 10-K

                                SECOND AMENDMENT
                                       TO
                      AMENDED AND RESTATED RIGHTS AGREEMENT

      This Second Amendment is made to that certain Amended and Restated Rights Agreement dated as of April 8, 2004 (the "Agreement") by and between Tiffany & Co., a Delaware corporation (the "Company") and Mellon Investor Services LLC, a New Jersey limited liability company (successor to ChaseMellon Shareholder Service, L.L.C.), as rights agent ("Rights Agent").

      As provided for in Section 27 of the Agreement, Section 1 of the Agreement is hereby amended so that the definition of "Final Expiration Date" shall read in its entirely as follows:

              "FINAL EXPIRATION DATE" SHALL MEAN JANUARY 19, 2006."

This Second Amendment is dated effective January 19, 2006.

      IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and attested, all as of the day and year first above written.

Attest:                                 TIFFANY & CO.

/s/ Patrick B. Dorsey                   By:  /s/ James N. Fernandez
-----------------------------------          -----------------------------------
Patrick B. Dorsey                               James N. Fernandez
Senior Vice President                           Executive Vice President - Chief
General Counsel and Secretary                   Financial Officer

Attest:                                 MELLON INVESTOR SERVICES LLC,
                                        as Rights Agent

/s/ Robert Kavanagh                     By:  /s/ Stanley E. Siekierski
-----------------------------------          ----------------------------
Robert Kavanagh                              Stanley E. Siekierski
Vice President                               Vice President